EXHIBIT 16.1

Rogelio G. Castro
----------------------------------
Certified Public Accountant
                                                                  463 5th Street
                                                        Oxnard, California 93030
                                                                    805-486-5630
                                                                    805-487-7433






March 5, 2002



Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

I was previously principal accountant for KIK Technology International, Inc.(the "Company") and reported on the financial statements of the Company for the period February 1, 2000 (inception) through December 31, 2000.

Effective March 5, 2002, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated March 5, 2002, and I agree with such statements.




Very truly yours,

/s/ Rogelio G.  Castro

Rogelio G. Castro